©2016 Novelis Inc. 1 November 7, 2016 Steve Fisher President and Chief Executive Officer Devinder Ahuja Senior Vice President and Chief Financial Officer Novelis Q2 Fiscal Year 2017 Earnings Conference Call Exhibit 99.2

©2016 Novelis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations to generate $300 million to $350 million in free cash flow for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward- looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 are specifically incorporated by reference into this presentation.

©2016 Novelis Inc. 3  Strategic investments & efficiencies driving strong EBITDA results  Continued portfolio optimization led to mix benefits and record automotive shipments  Significant cost reduction through productivity, asset utilization and better metal mix  Successful refinancing of Senior Notes will drive $55 million in annual cash interest savings  Positive business momentum to sustain current trends Second Quarter Business Highlights $212 $236 $238 $277 $268 $270 $175 $200 $225 $250 $275 $300 Q1FY16 Q2FY16 Q3FY16 Q4FY16 Q1FY17 Q2FY17 Quarterly Adjusted EBITDA* ($ millions) +14% YoY +1% from Q1 50 75 100 125 150 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Quarterly Automotive Shipments (kt) +12% YoY +3% from Q1 FY15 FY16 FY17 *Adjusted EBITDA excludes metal price lag in all periods

©2016 Novelis Inc. 4 Financial Highlights

©2016 Novelis Inc. 5 Q2 Fiscal 2017 Highlights  Net loss of $89 million  Includes $112 million loss on extinguishment of debt  $27 million loss on sale of non-core Alcom business in Malaysia  Excluding these and other tax-effected special items*, net income increased to $60 million from $25 million  Adjusted EBITDA, excluding metal price lag, up 14% to $270 million  Metal price lag negative $14 million vs negative $54 million PY  Adjusted EBITDA $256 million, up from $127 million  Sales down 5% to $2.4 billion  FRP shipments down 2% to 773kt  Strong liquidity position of $1.0 billion *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss on sale of business Q2FY17 vs Q2FY16

Q2 Adjusted EBITDA* Bridge

$ Millions



Portfolio optimization, including 12% increase in automotive shipments
236
(14)
14
31
(7)
(8)
(6)
24
270
Cost productivity drivers:
Operational efficiencies, including reduced start-up costs
Better metal mix
Partially offset by higher new fixed cost base related to auto & recycling expansions and North America post employment benefits
Q2FY16
Volume
Price/Mix
Operating Cost
SG&A & Other
Market Driven Metal
PY Logan
FX
Q2FY17

Strategic investments & efficiencies are delivering results

*EBITDA excluding metal price lag in both periods

©2016 Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2016 Novelis Inc. 7 Free Cash Flow US $M Q2 FY17 YTD FY17 Q2FY16 YTD FY16 Free Cash Flow 44 (102) 140 (285) Capital Expenditures 46 90 75 204  Refinanced $1.1B Senior Notes due 2017 and $1.4B Senior Notes due 2020  Resulted in $55 million of cash interest savings annually  Timing of payments negatively impacted Q2FY17 FCF by $50 million but will release $75M in 2H FY17  Extends maturity profile through new issuances of $1.15B Senior Notes due 2024 and $1.5B Senior Notes due 2026  Now expect $300-350 million of FCF generation for the full year FY17

©2016 Novelis Inc. 8 Summary

©2016 Novelis Inc. 9  Strategic investments and focus on driving plant efficiencies are delivering results  Aluminum automotive sheet demand remains robust but beverage can market increasingly competitive  Headwinds will be offset by continued ramp up of automotive and production efficiencies  Operational efficiencies and portfolio shift will continue to enhance performance Summary & Outlook

©2016 Novelis Inc. 10 Questions & Answers

©2016 Novelis Inc. 11 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	FY16	Q1 FY17	Q2 FY17
Net income (loss) attributable to our common shareholder	**(60)**	**(13)**	**6**	**29**	**(38)**	**24**	**(89)**
- Interest, net	(78)	(80)	(77)	(79)	(314)	(80)	(79)
- Income tax (provision) benefit	(15)	3	(16)	(18)	(46)	(36)	(27)
- Depreciation and amortization	(87)	(89)	(88)	(89)	(353)	(89)	(90)
EBITDA	**120**	**153**	**187**	**215**	**675**	**229**	**107**
- Unrealized gain (loss) on derivatives	35	(15)	(2)	(22)	(4)	(7)	4
- Realized gain (loss) on derivative instruments not included in segment income	1	(3)	1	-	(1)	1	-
- Proportional consolidation	(7)	(8)	(7)	(9)	(30)	(8)	(8)
- Loss on extinguishment of debt	(13)	-	-	-	(13)	-	(112)
- Restructuring and impairment, net	(15)	(4)	(10)	(19)	(48)	(2)	(1)
- Loss on sale of business	-	-	-	-	-	-	(27)
- Loss on sale of fixed assets	(1)	-	(1)	(2)	(4)	(4)	(2)
- Gain on assets held for sale, net	-	-	-	-	-	1	1
- Others (costs) income, net	(7)	1	(6)	(3)	(16)	(7)	(4)
Adjusted EBITDA	**127**	**182**	**212**	**270**	**791**	**255**	**256**
Other income (expense) included in adjusted EBITDA							
- Metal price lag	(85)	(54)	(26)	(7)	(172)	(13)	(14)
- Foreign currency remeasurement	4	(3)	4	(3)	2	(3)	2

Explanation of other income (expense) Included in adjusted EBITDA

1) **Metal price lag net of related hedges:** On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) **Foreign currency remeasurement net of related hedges:** All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2016 Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2016 Novelis Inc. 13 (in $ m) Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 FY16 Q1 FY17 Q2 FY17 Cash (used in) provided by operating activities (288) 225 64 540 541 (107) 80 Cash used in investing activities (137) (84) (75) (82) (378) (39) (48) Less: proceeds from sales of assets - (1) (1) (1) (3) - 12 Free cash flow (425) 140 (12) 457 160 (146) 44 Capital expenditures 129 75 78 88 370 44 46 Free cash flow before capital expenditures (296) 215 66 545 530 (102) 90 Free Cash Flow and Liquidity (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 FY17 Q2 FY17 Cash and cash equivalents 456 462 457 556 556 457 473 Availability under committed credit facilities 708 506 489 640 640 633 573 Liquidity 1,164 968 946 1,196 1,196 1,090 1,046